Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Other Service Providers,” “Exhibit A Financial Highlights”, and “Representations and Warranties of the Acquiring Fund” and “Representations and Warranties of the Target Fund” in Exhibit B Form of Agreement and Plan of Merger in the Combined Proxy Statement/Prospectus of Guggenheim Strategic Opportunities Fund, Guggenheim Credit Allocation Fund and Guggenheim Enhanced Equity Income Fund and the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in this Registration Statement (Form N-14), and to the incorporation by reference in this Registration Statement of our reports dated July 29, 2020 on the financial statements and financial highlights of Guggenheim Strategic Opportunities Fund and Guggenheim Credit Allocation Fund, and February 26, 2021 on the financial statements and financial highlights of Guggenheim Enhanced Equity Income Fund included in the Annual Reports to Shareholders for the fiscal years ended May 31, 2020 and December 31, 2020, respectively.
/s/ Ernst & Young LLP
Tysons, Virginia
April 30, 2021